                                                                  EXHIBIT 3.4(a)


                         CERTIFICATE OF INCORPORATION

                                      OF

                              CORAL RESERVES, INC



STATE OF OKLAHOMA        )
                         )    ss:
COUNTY OF OKLAHOMA       )


TO:  THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

                                   ARTICLE I
                                   ---------

     The name of the corporation is Coral Reserves, Inc.

                                   ARTICLE II
                                   ----------

     The address of the corporation's registered office in the State of Oklahoma is 100 Park Avenue Building, Suite 400, Oklahoma City, Oklahoma 73102. The name of the corporation's registered agent at such address is Scott M. Rayburn.

                                  ARTICLE III
                                  -----------

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of the State of Oklahoma.

                                   ARTICLE IV
                                   ----------

     The total number of shares of stock which the corporation shall have authority to issue is 10,000 shares, each of the shares having a par value of $0.10, thereby resulting in the corporation having total authorized capital stock in the amount of $1,000, all of which shall be Common Stock.

     The Board of Directors of the corporation shall have full authority, to the extent permitted by law, to increase, decrease or otherwise adjust the capital stock of the corporation, to designate the classes or series thereof and to determine whether all or any part of such stock shall have voting powers, full or limited, or no voting powers, and to determine such designations, and such powers, preferences, relative, participating or optional, or other special rights and qualifications, limitations or restrictions thereof as the Board shall from time to time determine in duly adopted resolutions.

     At any time and from time to time, when authorized by resolution of the Board of Directors and without any action by its shareholders, the corporation may issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation of the corporation as originally filed or by an amendment thereof or out of shares of its capital stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of capital stock of the corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its share holders, the corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the capital stock of any class or series of the corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the capital stock of any class or series of the corporation and for such consideration and on such terms and conditions as the Board of Directors in its sole discretion may determine. In each case, the consideration to be received by the corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors.

                                   ARTICLE V
                                   ---------

     The name and mailing address of each incorporator is as follows:

          Name                              Mailing Address
          ----                              ---------------

     Scott M. Rayburn               100 Park Avenue, Suite 400
                                    Oklahoma City, Oklahoma 73102

                                  ARTICLE VI
                                  ----------

     The name and address of each director who will serve until the first annual meeting of the shareholders or until their successors are elected and qualified is as follows:

          Name                           Mailing Address
          ----                           ---------------

     Leo Woodard                       3313 Arrowhead Drive
                                       Edmond, OK 73013

     John Penton                       1807 Huntington
                                       Oklahoma City, OK 73116

                                  ARTICLE VII
                                  -----------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a)  To adopt, amend or repeal the Bylaws of the corporation.

     (b) To authorize and cause to be executed or granted mortgages, security interests and liens upon the real and personal property of the corporation.

     (c) To set apart out of any of the funds of the corporation available to dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     (d) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     (e) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a shareholders' meeting duly called upon such notice as is required by law, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

                                  ARTICLE VIII
                                  ------------

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the shareholders of this corporation, as the case may be, and also on this corporation.

                                   ARTICLE IX
                                   ----------

     Meetings of shareholders may be held within or without the State of Oklahoma, as the Bylaws may provide. The books of the corporation may be kept (subject to applicable law) inside or outside the State of Oklahoma at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                   ARTICLE X
                                   ---------

     To the extent permitted by law, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose.

                                   ARTICLE XI
                                   ----------

     The Board of Directors shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     The Board of Directors shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by the provisions of this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                                  ARTICLE XII
                                  -----------

     No director shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 1053 of Title Eighteen of the Oklahoma General Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE XIII
                                  ------------

     In furtherance and not in limitation of the powers conferred by the laws of the State of Oklahoma, the Board of Directors is expressly authorized to adopt, or amend or repeal the Bylaws of the corporation.

                                  ARTICLE XIV
                                  -----------

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the shareholders herein are granted subject to this reservation.

     THE UNDERSIGNED (whether one or more), being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, makes this Certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true, as of this 29th day of December, 1989.

                                        ________________________________________
                                        Scott M. Rayburn, Incorporator

                                       9